                                  EXHIBIT 11

                             INFERENCE CORPORATION

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                      OCTOBER 31,                 OCTOBER 31,
                                                               ------------------------      ----------------------
                                                                 1997             1996         1997          1996
                                                               -------          -------       ------       --------
PRIMARY--

     Average common shares outstanding.....................      7,837,691      8,175,565     7,952,815     8,026,809

     Net effect of dilutive options and warrants-
      based on the treasury stock method using
      average market price (1).............................        217,375             --       204,938       622,249
                                                               -----------    -----------   -----------   -----------
                                                                 8,055,066    $ 8,175,565   $ 8,157,753   $ 8,689,058
                                                               ===========    ===========   ===========   ===========

     Net income (loss).....................................    $ 2,363,000   ($   843,000)  $   515,000   $   774,000
                                                               ===========    ===========   ===========   ===========

     Net income (loss) per share...........................    $      0.29   ($      0.10)  $      0.06   $      0.09
                                                               ===========    ===========   ===========   ===========

______________

(1) Application of the modified treasury stock method did not have a dilutive effect on net income per share.

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